LEGG MASON PARTNERS VARIABLE EQUITY TRUST
LEGG MASON PARTNERS VARIABLE CAPITAL
PORTFOLIO

Sub-Item 77d

Registrant incorporates by reference
Registrant's Supplement to Prospectus
dated August 13, 2007 filed on August 13,
2007.
(Accession No. 0001193125-07-180625)